EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-144826, 333-151456,
333-157122, 333-164549, 333-171810, 333-179348 and 333-182756 on Form S-8 and in Registration Statements Nos. 333-191962 and 333-165483 on Form S-3 of our reports dated February 9, 2015, relating to the financial statements and financial statement schedule of Dice Holdings, Inc. and the effectiveness of Dice Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Dice Holdings, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 9, 2015